Exhibit 99.1

November 3, 2019

Mr. Daryl G. Byrd

At the address on file with the Company

Dear Daryl:

This letter (this “Letter Agreement”) memorializes our recent discussions regarding the terms of your employment with, and service to, First Horizon National Corporation (together with its affiliates, the “Company)” following the completion of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger between IBERIABANK Corporation and the Company, dated as of November 3, 2019 (the “Merger Agreement”). We look forward to your leadership.

1. Effectiveness, Your Current Agreement and Definitions

This Letter Agreement supersedes, effective as of the Closing Date, your amended and restated employment agreement with IBERIABANK and IBERIABANK Corporation, dated December 31, 2008 (the “Employment Agreement”), except as specifically provided. Capitalized terms used but not defined in this Letter Agreement are used with the meanings ascribed to them in the Merger Agreement. If your employment with IBERIABANK Corporation terminates for any reason before the Closing Date or the Merger Agreement is terminated before the closing of the Merger, this Letter Agreement will automatically terminate and be of no further force or effect and neither of the parties will have any obligations hereunder.

2. Executive Chairman Service

From the Closing Date to the second anniversary of the Closing Date (your “Employment Period”), you will serve as the Executive Chairman of the Company’s Board of Directors (the “Board”), reporting directly and only to the Board.

During your tenure as Executive Chairman, your duties will comprise (1) working with the Chief Executive Officer of the Company to integrate the business and operations of IBERIABANK Corporation into the Company, (2) managing the transition of relationships with the IBERIABANK Corporation’s key stakeholders, including shareholders and employees, (3) providing advice, guidance and assistance to the Chief Executive Officer, (4) presiding at shareholder and board meetings as provided for in the Company’s bylaws (as amended pursuant to the First Horizon Bylaw Amendment), (5) together with the lead independent director and the Chief Executive Officer, developing and maintaining a good working relationship among the offices of the Executive Chairman, the Chief Executive Officer and the Board to ensure open communications, cooperation, interdependence and commonality of purpose, and (6) carrying out such other duties commensurate with your position and status as may be agreed between you and the Board or the Chief Executive Officer from time to time. For purposes of clarity, the Chief Executive Officer will report directly to the Board and other senior executives of the Company will report directly to the Chief Executive Officer or the Chief Executive Officer’s designee.

Concurrent with your service as Executive Chairman of the Board, you will serve as the Executive Chairman of the First Horizon Bank (the “Bank”) Board of Directors (the “Bank Board”). As the Executive Chairman of the Bank, you will report directly to the Bank Board and will have those powers and duties as set forth above.

During your service as Executive Chairman, the Board will nominate you to the Board and the Company will appoint you to the Bank Board. Your services as Executive Chairman may be performed at such locations as you reasonably deem appropriate.

3. Special Advisor Service

From the end of your Employment Period until the fifth anniversary of the Closing Date (your “Consulting Period”), you agree to provide consulting services to the Company and the Bank as Special Advisor to the Chief Executive Officer. As Special Advisor, you will report directly to the Chief Executive Officer and provide general advisory services commensurate with your status as reasonably requested by the Chief Executive Officer with respect to the business of the Company and of the Bank.

At the end of your Employment Period, your service as officer or employee of the Company, the Bank or any of their affiliated companies will cease. In addition, on cessation of your service as Executive Chairman, you shall automatically resign as a member of the Board, the Bank Board and the board of directors (or similar body) of any of the Company’s or the Bank’s affiliated companies (except to the extent you and the Company otherwise may agree in writing at the time). You hereby agree that no further action is required by you or any of the preceding to make the transitions and resignations provided for in this paragraph effective, but you nonetheless agree to execute any documentation the Company reasonably requests at the time to confirm it and to not reassume any such service or position without the written consent of the Company.

Notwithstanding the foregoing, if you and the Chief Executive Officer should determine jointly (or 75% of the Board should resolve) that the successful integration of the Company and IBERIABANK Corporation no longer requires an Executive Chairman, your service as Executive Chairman will cease and you will serve the remainder of your Employment Period as an employee of the Company in the position of Special Advisor to the Chief Executive Officer, having the duties provided for in the first paragraph of this Section 3.

4. Compensation

A. During your Employment Period

During your Employment Period, (1) your annual total direct compensation (including rate of base salary, target annual incentive and target grant date value of long-term awards) and form of long-term awards for each year will be in the same amounts and, except as otherwise provided in the immediately following two sentences, on the same terms and at the same times as that of the Chief Executive Officer and (2) the payout determinations and, except as otherwise provided in the immediately following two sentences, amounts with respect to your annual compensation will be the same as the payout determinations and amounts applicable to the Chief Executive Officer. For the

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avoidance of doubt, (A) for the year in which the Employment Period begins, in the event that IBERIABANK Corporation pays a pro-rata annual incentive at Closing for the portion of such fiscal year through the Closing Date and the Company does not pay a pro-rata annual incentive through the Closing Date for such fiscal year, you will receive an annual incentive from the Company for such fiscal year equal to the product of (x) the annual incentive that you would have been received for the Company’s fiscal year in which the Employment Period begins and (y) a fraction, the numerator of which is the number of days in such fiscal year from the Closing Date through December 31st and the denominator of which is 366, (B) for the year in which the Employment Period expires, you will receive an annual incentive equal to the product of (x) the annual incentive that you would have received had the Employment Period ended at the end of the applicable fiscal year and (y) a fraction, the numerator of which is the number of days in the year in which the Employment Period ends through the date on which the Employment Period ends and the denominator of which is 365, (C) you will be entitled to two annual long-term grant cycles that will not be subject to proration (i.e., non-prorated long-term grants will be made to you in each of 2021 and 2022 or a non-prorated grant will be made to you in 2021 and two prorated grants totaling to one year will be made to you in 2020 and 2022 (provided, that, for the avoidance of doubt, in no event will your grants made after the date hereof and prior to Closing reduce the grants due to you during the Employment Period)) and (D) if the Chief Executive Officer receives a one-time retention or similar award (the “One Time Award”), you will only receive the portion of the One Time Award equal to the excess, if any, of (i) $7.5 million over (ii) your total direct annual compensation (excluding such One Time Award); provided that, in the event that the One Time Award affects either the establishment of the Chief Executive Officer’s annual total direct compensation or the payout of such compensation, then you shall receive the full amount of One Time Award. Notwithstanding the foregoing, each of your rate of base salary and your target annual incentive during the Employment Period will not be less than each of your rate of base salary and your target annual incentive as of immediately before the Closing Date.

Any long-term awards granted to you during your Employment Period will treat service (whether as an employee or a consultant) in accordance with the terms of this Letter Agreement as continued services for purposes of vesting and exercisability (and no such award will have a service-based vesting period that extends beyond the end of your Consulting Period). During the Employment Period, you will be eligible to participate in the employee retirement and welfare plans of the Company as are generally made available to other senior executives of the Company and will continue to receive the same perquisites and expense reimbursement as were made available to you by IBERIABANK Corporation on the same basis as were provided to you immediately before the Closing Date. In addition, the Company will pay or reimburse you for reasonable legal fees incurred by you in connection with the negotiation and preparation of this Letter Agreement as soon as reasonably practicable following the Closing Date and the presentation of supporting documentation in accordance with the Company’s business expense reimbursement policy.

For the avoidance of doubt, you will remain employed by the Company and will continue to receive the compensation, employee benefits and perquisites described in this subsection for your full Employment Period notwithstanding that you may become a Special Advisor during that period.

B. During your Consulting Period

During your Consulting Period, you will be paid an annual consulting fee equal to (1) $3.75 million for each of the first two 12-month periods following the end of the

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Employment Period and (2) $3.5 million for the third 12-month period following the end of the Employment Period (the “Special Advisor Fee”). In addition, and in addition to the benefits set forth in the final paragraph of this Section 4.B, you will be eligible for appropriate perquisites and benefits as reasonably determined by the Company based on the actual level of the services provided as Special Advisor. The Special Advisor Fee will be payable in regular monthly installments during the Consulting Period, and, except as otherwise provided in Section 5(e) through (g) of your Employment Agreement, you acknowledge and agree that you will be solely responsible for the payment of all federal, state, local, and foreign taxes that are required by applicable laws or regulations to be paid with respect to all compensation and benefits payable or provided to you during the Consulting Period.

As Special Advisor, during the Consulting Period you will be available to dedicate at least one week a month as you and the Chief Executive Officer mutually deem reasonable for the performance of the consulting services (although it is not currently expected that your service will require more than that stated commitment). You and the Company hereby agree that, based on the expected level of your services during the Consulting Period, your termination of employment at the end of the Employment Period is intended to constitute a “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (including the applicable regulations thereunder)) (“Section 409A”). Your services during the Consulting Period may be performed at such locations as you reasonably deem appropriate.

Until the fifth anniversary of the Closing Date, you will be entitled to (1) administrative support provided by your existing administrative assistant as of immediately prior to the Closing Date and, to the extent that she is no longer willing or able to provide such support on terms consistent with those as of the date hereof, another employee of the Company on an exclusive basis, (2) continued use of your office suite on IBERIABANK Corporation’s premises and (3) continued security arrangements on a level commensurate with those provided prior to the Closing Date.

C. Integration and Continuity Award

As of the Closing Date, you will receive a cash-based award equal to $5 million from the Company (the “Integration and Continuity Award”) to support a swift and comprehensive integration of the Company and IBERIABANK Corporation and full compliance with the terms of this Letter Agreement, including Section 7. The Integration and Continuity Award will be payable in quarterly installments over five years, commencing on the Closing Date. Subject to the following paragraph, the unpaid portion of your Integration and Continuity Award will be paid to you in a lump sum in full at the time you transition from service as Executive Chairman to service as Special Advisor or upon your earlier termination of service other than (1) by the Company for Cause or (2) a resignation by you without Good Reason.

The portion of the Integration and Continuity Award that has been paid to you will be subject to repayment and recovery in full by the Company and any unpaid portion thereof will be forfeited if (1) your service as Executive Chairman or Special Advisor is terminated by the Company for “Cause” (as defined below), (2) you resign from your service other than for “Good Reason” (as defined below), or (3) you materially violate the Section 7 of this Letter Agreement. You will not be found to have engaged in Cause or to have materially violated Section 7 of this Letter Agreement for any purpose of this Letter Agreement until the Company has provided you written notice setting forth in reasonable detail the basis of the Cause determination or determination of material violation and such

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basis has not been cured within 30 days (provided that such notice must be given to you within 30 days of a senior executive officer of the Company becoming aware of such basis), and you have been delivered a resolution duly adopted by the vote of not less than three-quarters of the entire membership of the Board that you were guilty of such conduct constituting Cause or the material violation and specifying the particulars thereof in detail. If you request, you may appear with counsel before the Board (which may be by teleconference) during such 30-day period.

For purposes of this Letter Agreement, “Good Reason” means a material violation by the Company of the terms of this Letter Agreement that has not been cured within 30 days after written notice has been given by you to the Chief Executive Officer setting forth in reasonable detail the basis of the event (provided that such notice must be given within 30 days of your becoming aware of such event).

For purposes of this Letter Agreement, “Cause” means a termination of your employment or services (i) your conviction of a felony involving moral turpitude, (ii) your willful misconduct that is materially and demonstrably injurious to the Company or (iii) your willful and material breach of this Letter Agreement. For purposes of this definition, no act or failure to act shall be deemed to be “willful” (A) unless done or omitted to be done in bad faith or (B) if done based on the direction of the Board, the Chief Executive Officer or on advice of counsel to the Company. For the avoidance of doubt, a termination due to your mental or physical incapacity will not be considered a termination for “Cause”.

5. Early Termination

Your employment may not be terminated by the Company during the Employment Period other than by the Company for Cause. If (1) your employment with the Company during your Employment Period is terminated by you for Good Reason or (2) your consulting service to the Company during your Consulting Period is terminated by the Company without Cause or by you for Good Reason, such termination will not affect the compensation to be provided to you under Section 4 of this Letter Agreement, subject to your continued compliance with Section 7 of this Letter Agreement (which compensation will continued to be paid and provided to you (and vest and be exercisable and be interpreted and administered) as if such termination of employment or services had not occurred). If you die during the Employment Period or the Consulting Period, any remaining unpaid amounts under Section 4 of this Letter Agreement (determined assuming target performance) will be paid to your estate by the Company in cash within 30 days following the date of your death, to the extent such unpaid amounts exceed the value of life insurance benefits incremental to any policies in effect as of the date hereof under any life insurance policy or policies incremental to any policies in effect as of the date hereof obtained by the Company for your benefit.

6. Pre-Existing Entitlements

You and the Company agree that you are entitled to receive the severance and other benefits under Sections 5 and 13 of your Employment Agreement. Such severance and other benefits will be paid to you in accordance with the terms of your Employment Agreement and applicable law, provided that the severance benefits due to you under Section 5(d)(A) of your Employment Agreement will be paid to you as soon as practicable following the six-month anniversary of your separation from service with the Company for any reason (including, for the avoidance of doubt, a termination by the Company for Cause) and the benefits due to you under Section 5(d)(B) of your Employment Agreement will commence

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upon the beginning of the Consulting Period. Any amounts due to you under Section 5 of your Employment Agreement will be funded and maintained for your benefit in a rabbi trust with a trustee unaffiliated with both the Company and IBERIABANK Corporation (the “Trust”). You will be permitted to direct the investment of the Trust’s assets with respect to the amounts due to you under Section 5 of your Employment Agreement under the Trust, but the amounts payable to you will be adjusted for any losses on such amounts. The full amount of your Integration and Continuity Award will also be funded and held in the Trust and the trustee will be directed to pay such award as set forth in Section 4.C of this Letter Agreement. You acknowledge and agree that the establishment and maintenance of the Trust as set forth in this Section 6 will fully and completely satisfy any obligations owed to you by the Company or by IBERIABANK Corporation (or any of their affiliates) under Section 5(h) of your Employment Agreement. All determinations under Section 5(e) through (g) of your Employment Agreement will be made by Deloitte Tax LLP.

The Company agrees and acknowledges that your outstanding IBERIABANK Corporation equity or equity-based awards will accelerate and vest in full at the Effective Time in accordance with their terms. In addition, your existing indemnification agreement with IBERIABANK Corporation will remain in full force and effect, and you will be eligible for insurance coverage under the Company’s directors’ and officers’ liability insurance policy on substantially the same terms as such coverage is provided to the Company’s other directors and executive officers, including pursuant to Section 6.7 of the Merger Agreement.

7. Restrictive Covenants.

A. Non-Competition

For the five year period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date (the “Restricted Period”), you will not directly or indirectly (without the prior written consent of the Company):

(1)	Hold a 1% or greater equity (including stock options, whether or not exercisable), voting or profit participation interest in a Competitive Enterprise, or

(2)	associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Enterprise and in connection with your association engage, or directly or indirectly manage or supervise personnel engaged, in any activity:

(a)	that is substantially similar to any activity in which you were engaged with the Company (including IBERIABANK Corporation), or

(b)	that is substantially similar to any activity for which you had direct or indirect managerial or supervisory responsibility with the Company (including IBERIABANK Corporation).

For purposes of this Letter Agreement, “Competitive Enterprise” means any business enterprise that either (A) engages in the commercial banking business or in any other financial services business that competes anywhere with any portion of the business in which the Company (including IBERIABANK Corporation) is then engaged or (B) holds directly, or (to your knowledge) indirectly, a controlling interest in any enterprise that engages in such competitive activity.

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B. Non-Solicitation

During the Restricted Period, you will not, in any manner, directly or indirectly (without the prior written consent of the Company): (1) Solicit any Client to transact business with a Competitive Enterprise or to reduce, end, diminish or refrain from doing any business with the Company, (2) transact business with any Client that would cause you to be a Competitive Enterprise under clause (A) of the definition of Competitive Enterprise above, (3) interfere with or damage any relationship between the Company and a Client (other than in the good faith performance of your duties hereunder), or (4) Solicit anyone who is then an employee of the Company (or who was an employee of the Company within the prior 12 months) to resign from or refrain from renewing or extending such employment with the Company or to apply for or accept employment with any other business or enterprise. The foregoing shall in no event apply to general solicitations pursuant to written or electronic media (including posting of advertisements which are not targeted directly or indirectly towards Company employees or consultants) or to your engagement of your existing administrative assistant referred to in Section 4.B of this Letter Agreement. It shall not be a violation of the foregoing for you to serve as a reference.

For purposes of this Letter Agreement, a “Client” means any client or customer, or person whom the Company (including Crescent) has taken material steps to make a prospective client or customer, of the Company (including IBERIABANK Corporation) to whom you provided services, or for whom you transacted business, or whose identity became known to you in connection with his relationship with or employment by the Company (including IBERIABANK Corporation), and “Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.

C. Non-Disparagement

During the Restricted Period and thereafter, except as may be required by law or any legal process, any statutory obligation or order of any court or statutory tribunal of competent jurisdiction, or as is reasonably necessary in connection with any adversarial proceeding against the Company, (1) you will not, in any manner, directly or indirectly make or publish any statement (orally or in writing) that would libel, slander, disparage, denigrate, ridicule or criticize the Company (including IBERIABANK Corporation) or any of its employees, officers or directors, and (2) the Company will make no official statement and will instruct its directors and executive officers not to, in any manner, directly or indirectly make or publish any statement (orally or in writing) that would libel, slander, disparage, denigrate, ridicule or criticize you.

D. Confidentiality

During the Restricted Period and thereafter, you will hold in a fiduciary capacity for the benefit of the Company (including IBERIABANK Corporation) all trade secrets and confidential information, knowledge or data relating to the Company (including IBERIABANK Corporation) and its businesses and investments, which will have been obtained by you during your employment by or service to the Company or IBERIABANK Corporation and which is not generally available public knowledge (other than by acts by you in violation of this Letter Agreement). In the event of any dispute between you and the Company with respect to this Letter Agreement or otherwise, any information relating to such dispute (including the existence and nature of the dispute, any fact or information in any way pertaining to the process of resolving the dispute, any information obtained over

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the course of the dispute, or to the fact of or any term that is part of a resolution or settlement of any dispute) will be considered to be confidential information subject to your obligations under this Section 7.D and you and the Company agree to keep all such information confidential. Except as may be required or appropriate in connection with your carrying out your duties under this Letter Agreement, you will not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, any statutory obligation or order of any court or statutory tribunal of competent jurisdiction, or as is necessary in connection with any adversarial proceeding against the Company (in which case you will use your reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform duties hereunder. Notwithstanding anything to the contrary in this Letter Agreement or otherwise, nothing shall (a) limit your rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity or (b) prohibit you from making disclosure to your legal and financial advisors (who will also be under an obligation to keep such disclosures confidential).

You are hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to your attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order.

E. Injunctive Relief

In the event of a breach or threatened breach of this Section 7, you acknowledge and agree that damages would be inadequate and insufficient and that the Company will be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach. No bond will be needed for the Company to receive such injunctive relief, and no proof will be required that monetary damages for violations of this Section 7 would be difficult to calculate and that remedies at law would be inadequate. The parties acknowledge that the potential restrictions on your future employment imposed by this Section 7 are reasonable in both duration and geographic scope and in all other respects.

No termination of your employment or services under this Letter Agreement will in any way affect your obligations under this Section 7, which will continue in all respects and unaffected by any such termination. Your willingness to enter into this Letter Agreement (including this Section 7) is a material inducement to the Company to enter into the Merger Agreement and proceed with the transactions the Merger Agreement contemplates. The continuity of IBERIABANK Corporation’s management following the Merger, including you, is a critical factor in the Company’s assessment of the likely benefits to be derived from the Merger. In view of your importance to success of the Merger, if you compete with the Company for some time after your employment, the Company will likely suffer significant harm. This Letter Agreement provides you with substantial additional

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benefits over your prior arrangements with IBERIABANK Corporation, including the substantial additional compensation referred to in Section 4. In return for the benefits you will receive from the Company and to induce the Company to enter into Merger Agreement and this Letter, and in light of the potential harm you could cause the Company, you agree to the provisions of this Section 7. The Company would not have entered into the this Letter Agreement if you did not agree to this Section 7. Thus, this Section 7 is an integral part of this Letter Agreement and, if it is determined following challenge by you (or with your consent) that it is unenforceable or invalid to any material extent, this Letter Agreement will be null and void.

8. Miscellaneous.

This Letter Agreement will be governed and construed in accordance with the laws of the State of Tennessee, without regard to conflict of laws principles thereof. This Letter Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

The Company’s obligations to make the payments provided for in this Letter Agreement and otherwise to perform its obligations hereunder will not (absent fraud or willful misconduct or a termination of your employment or services for Cause) be affected by any set-offs, counterclaims, recoupment, defense, or other claim, right or action that the Company may have against you or others. After termination of your employment or services, in no event will you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of this Letter Agreement and such amounts will not be reduced whether or not you obtain other employment.

This Letter Agreement is intended to comply with, or be exempt from, the requirements of Section 409A. To the extent that any provision in this Letter Agreement is ambiguous as to its compliance with Section 409A or to the extent any provision in this Letter Agreement must be modified to comply with Section 409A (including, without limitation, Treasury Regulation 1.409A-3(c)), such provision will be read, or will be modified (with the mutual consent of the parties, which consent will not be unreasonably withheld), as the case may be, in such a manner so that all payments due under this Letter Agreement will comply with Section 409A. For purposes of Section 409A, each payment made under this Letter Agreement will be treated as a separate payment. In no event may you, directly or indirectly, designate the calendar year of payment. All reimbursements provided under this Letter Agreement will be made or provided in accordance with Section 409A, including, where applicable, the requirement that (1) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this Letter Agreement), (2) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (3) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (4) the right to reimbursement is not subject to liquidation or exchange for another benefit. This Letter Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements (including the Employment Agreement, except to the extent provisions of the Employment Agreement are incorporated herein by reference), term sheets, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter.

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Upon the expiration or other termination of this Letter Agreement, the respective rights and obligations of the parties hereto will survive such expiration or other termination to the extent necessary to carry out the intentions of the parties hereunder. This Letter Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Signature Page Follows]

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If this Letter Agreement correctly describes our understanding, please execute and deliver a counterpart of this signature page, which will become a binding agreement on our receipt.

Sincerely,

First Horizon National Corporation

By:	/s/ D. Bryan Jordan
Name: D. Bryan Jordan
	Title:	Chairman of the Board, President and Chief Executive Officer

[Signature Page to Letter Agreement]

Accepted and Agreed

I hereby agree with and accept the terms
and conditions of this Letter Agreement:

/s/ Daryl G. Byrd
Name: Daryl G. Byrd
Date: November 3, 2019

[Signature Page to Letter Agreement]